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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         BAY VIEW CAPITAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

               NOTICE OF 2000 ANNUAL MEETING AND PROXY STATEMENT

                            [BAY VIEW CAPITAL LOGO]

                                March 31, 2000

Dear Stockholder:

   On behalf of the Board of Directors and management of Bay View Capital Corporation, I cordially invite you to attend our 2000 Annual Meeting of Stockholders. The meeting will be held at 1:00 p.m., local time, on April 27, 2000 at our main offices, located at 1840 Gateway Drive, San Mateo, California 94404.

   The purpose of the meeting is to elect three directors and to act upon any other matters that properly come before the meeting or any adjournments or postponements of the meeting.

   I encourage you to attend the meeting in person. Whether or not you do so, however, I hope that you will read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save us additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy card.

   Thank you for your attention to this important matter.

                                          Sincerely,

                                          /s/ John R. McKean
                                          JOHN R. MCKEAN
                                          CHAIRMAN OF THE BOARD

                         BAY VIEW CAPITAL CORPORATION
                              1840 GATEWAY DRIVE
                          SAN MATEO, CALIFORNIA 94404
                                (650) 312-7200

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 27, 2000

   Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Bay View Capital Corporation (the "Company") will be held at our main offices, located at 1840 Gateway Drive, San Mateo, California 94404, on April 27, 2000, at 1:00 p.m., local time.

   A proxy card and a Proxy Statement for the Meeting are enclosed.

   The purpose of the Meeting is to elect three directors and to act upon any other matters that properly come before the Meeting or any adjournments or postponements of the Meeting. The Board of Directors is not aware of any other business to come before the Meeting.

   Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 1, 2000 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting at our main office during the ten days prior to the Meeting, as well as at the Meeting.

   You are requested to complete, sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the postage prepaid envelope provided. The proxy will not be used if you attend and vote at the Meeting in person.

                                          By Order of the Board of Directors

                                          /s/ Douglas J. Wallis
                                          DOUGLAS J. WALLIS
                                          SECRETARY

San Mateo, California
March 31, 2000


 IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                PROXY STATEMENT

                         BAY VIEW CAPITAL CORPORATION
                              1840 GATEWAY DRIVE
                          SAN MATEO, CALIFORNIA 94404
                                (650) 312-7200

                        ANNUAL MEETING OF STOCKHOLDERS
                                April 27, 2000

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Bay View Capital Corporation ("Bay View" or the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at our main offices, located at 1840 Gateway Drive, San Mateo, California, on April 27, 2000 at 1:00 p.m., local time, and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting and form of proxy and this Proxy Statement are first being mailed to stockholders on or about March 31, 2000. Certain of the information provided herein relates to Bay View Bank, N.A (the "Bank"), our wholly owned subsidiary.

  At the Meeting, stockholders are being asked to elect three directors and consider and act upon any other matters that properly come before the Meeting or any adjournments or postponements of the Meeting.

VOTING RIGHTS AND PROXY INFORMATION

  All shares of our common stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees named in this proxy statement. We do not know of any matters other than as described in the Notice of Meeting that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the Board of Directors, as proxy for the stockholder, will have the discretion to vote on such matters as directed by a majority of the Board of Directors in their best judgement.

  Directors will be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on election of directors. Approval of any other matters that come before the Meeting for action will require the affirmative vote of the holders of a majority of the stock duly voted on the matter. In the election of directors, stockholders may either vote "FOR" all nominees for election or withhold their votes from one or more nominees for election. Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called "broker non-voters") in the election of directors will not be included in determining the number of votes cast. If any other matter comes before the Meeting for action, stockholders may vote "FOR,""AGAINST" or "ABSTAIN" with respect to such other matter. Proxies marked to abstain will have the same effect as votes against such other matter, and broker non-votes will have no effect on such other matter. Unless a proxy is properly revoked pursuant to the procedures described below, the Board of Directors, as proxy for the stockholder, will have the discretion to vote on such other matter on behalf of the stockholder as directed by a majority of the Board of Directors in their best judgement. A majority of the shares of the Company's common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes are counted for purposes of determining a quorum.

  A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with our Secretary at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to our Secretary at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Douglas J. Wallis, General Counsel and Secretary, Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404.

VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

   Record holders of common stock as of the close of business on March 1, 2000 will be entitled to one vote for each share then held. As of that date, the Company had 32,562,942 shares of common stock issued and outstanding.

   The following table sets forth, as of January 31, 2000, certain information as to (i) those persons we knew to be beneficial owners of more than 5% of the Company's outstanding shares of common stock, (ii) the shares of common stock beneficially owned by the executive officers named below and (iii) the shares of common stock beneficially owned by all director nominees, directors continuing in office after the Meeting and executive officers as a group.

                                                          Shares of Common
                                                         Stock Beneficially
                                                             Owned as of
                                                          January 31, 2000
                                                        ----------------------
                   Beneficial Owner                     No. of Shares  Percent
                   ----------------                     -------------  -------
Southeastern Asset Management, Inc. ...................   6,660,030(1)  20.50%
 6410 Poplar Avenue, Suite 900
 Memphis, Tennessee 38119
Wayne L. Knyal.........................................   3,237,422(2)   9.94
Edward H. Sondker......................................     317,823(3)    .98
David A. Heaberlin.....................................     225,966(3)    .69
Matthew L. Carpenter...................................      38,005(3)    .12
Scott H. Ray...........................................       7,000(3)    .02
All director nominees, directors continuing in office
 and executive officers
 as a group (17 persons)...............................   4,375,459(3)  13.44

-------
(1) As reported by Southeastern Asset Management, Inc. ("Southeastern"), a registered investment advisor, Longleaf Partners Realty Fund ("Longleaf Realty"), Longleaf Partners Small-Cap Fund ("Longleaf Small-Cap") and Mr.
    O. Mason Hawkins, as of December 31, 1999 on Amendment No. 5 to a Schedule 13G filed with the Securities and Exchange Commission (the "SEC"). Longleaf Realty and Longleaf Small-Cap are series of Longleaf Partners Funds Trust, an open-end management investment company ("Longleaf Trust"). Southeastern serves as investment advisor for Longleaf Trust. Southeastern reported sole voting power as to 889,883 shares, sole dispositive power as to 1,145,683 shares and shared voting and dispositive powers as to 5,514,347 shares. Longleaf Realty reported sole voting and dispositive powers as to no shares and shared voting and dispositive powers as to 2,399,647 shares. Longleaf Small-Cap reported sole voting and dispositive powers as to no shares and shared voting and dispositive powers as to 3,114,700 shares. Mr. Hawkins, the Chairman of the Board and Chief Executive Officer of Southeastern, may also be deemed to beneficially own the 6,660,030 shares beneficially owned by Southeastern. Mr. Hawkins disclaims beneficial ownership of all such shares.

(2) Shares are held by FLRT, Inc. a closely held company, 100% of which is owned by Mr. Knyal and his immediate family.

(3) Includes shares held directly, held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individuals are trustees or substantial beneficiaries, with respect to which shares the named individuals may be deemed to have sole or shared voting or dispositive power. Includes for Messrs. Sondker, Heaberlin, Carpenter and Ray, and all director nominees, directors continuing in office and executive officers as a group respectively, 292,000, 181,000, 37,250, 7,000 and 699,150 shares which are subject to options currently exercisable or which will become exercisable within 60 days of January 31, 2000, granted under one or more of the Company's Amended and Restated 1995 Stock Option and Incentive Plan (the "1995 Stock Option Plan"), Amended and Restated 1986 Stock Option and Incentive Plan (the "1986 Stock Option Plan"), 1998-2000 Performance Stock Plan, and Amended and Restated 1989 Non-Employee Director Stock Option Plan (the "1989 Stock Option Plan"). Also includes a total of 37,033 Stock Units representing deferred director fees credited as of December 31, 1999 to the Stock Unit Accounts of non-employee directors established under the Company's and the Bank's Stock In Lieu of Cash Compensation Plan for Non-Employee Directors (the "Stock in Lieu of Cash Plan"). For additional information regarding the Stock in Lieu of Cash Plan, see "Board of Directors Meetings, Committees and Compensation-- Stock in Lieu of Cash Compensation Plan."

                       PROPOSAL I--ELECTION OF DIRECTORS

   Three directors will be elected at the Meeting. Approximately one-third of the directors are elected annually. Directors of the Company generally are elected to serve for a three-year period or until their respective successors have been elected and qualified. Mr. Knyal has agreed to stand for election to serve a two-year term to balance the number of directors whose terms will expire in 2002.

   The table below sets forth certain information regarding each nominee for election and each current director whose term of office extends beyond the date of the Meeting. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as described below with respect to Mr. Knyal, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                       Shares of Common
                                                                      Stock Beneficially
                                                                         Owned as of
                                                                       January 31, 2000
                                                               Term  ----------------------
                                                     Director   to      No. of
Name                     Age    Position(s) Held     Since(1) Expire Shares(2)(3)   Percent
----                     --- ----------------------- -------- ------ ------------   -------

                                        NOMINEES
Paula R. Collins........  50 Director                  1993    2003      60,398       .19
Thomas M. Foster........  57 Director                  1993    2003      69,897       .21
Wayne L. Knyal..........  53 Director                  1999    2002   3,237,422(4)   9.94

                             DIRECTORS CONTINUING IN OFFICE

Robert M. Greber........  62 Director                  1996    2001      30,439       .09
Edward H. Sondker.......  52 Director, President and   1995    2001     317,823       .98
                             Chief Executive Officer
W. Blake Winchell.......  47 Director                  1996    2001      34,791       .11
George H. Krauss........  58 Director                  1998    2002      46,611       .15
John R. McKean..........  69 Chairman of the Board     1984    2002     154,154       .47

--------
(1) Includes service as a director of Bay View Bank, N.A., our wholly owned subsidiary.

(2) Includes shares held directly, held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individuals are trustees or substantial beneficiaries, with respect to which shares the named individuals may be deemed to have sole or shared voting or dispositive power. Includes for Directors Collins, Foster, Greber, Winchell, Krauss and McKean, respectively, 56,000, 62,000, 25,000, 25,000, 12,000, and 73,000 shares which are subject to stock options currently exercisable or which will become exercisable within 60 days of January 31, 2000, granted under the 1989 Stock Option Plan. Includes for Director Sondker 292,000 shares which are subject to stock options currently exercisable or which will become exercisable within 60 days of January 31, 2000, granted under the 1995 Stock Option Plan.

(3) Of the shares listed for Directors Collins, Foster, Greber, Winchell, Krauss, and McKean, 4,198, 3,897, 5,439, 5,291, 3,055, and 15,154 consist of Stock Units representing deferred director fees credited as of December 31, 1999 to the respective Stock Unit Account of each director established under the Stock in Lieu of Cash Plan.

(4) Shares are held by FLRT, Inc. a closely held company, 100% of which is owned by Mr. Knyal and his immediate family.

   The business experience of each of the above directors for at least the past five years is as follows:

   Ms. Collins is a principal of The WDG Companies, San Francisco, California, a real estate development firm she founded in 1982, and Chief Executive Officer of WDG Ventures, Inc., a subsidiary of The WDG Companies.

   Mr. Foster is an independent financial consultant with over 20 years of banking and financial experience. Mr. Foster was the President of Aircraft Technical Publishers, Brisbane, California, an aircraft maintenance library services company, from February 1989 until August 1992.

   Mr. Knyal became President of Bay View Franchise Mortgage Acceptance Company ("BVFMAC") upon the merger of Franchise Mortgage Acceptance Company ("FMAC") with the Company on November 1, 1999. Mr. Knyal was President and Chief Executive Officer of FMAC from the founding of FMAC's predecessor in 1991 until FMAC's merger with the Company. Pursuant to the agreement providing for the merger of FMAC with the Company, Mr. Knyal was appointed to the Board of Directors on November 1, 1999 and nominated for re-election at the Meeting.

   Mr. Greber served as Chairman of the Board and Chief Executive Officer of the Pacific Exchange from 1995 until his retirement in 1999. Mr. Greber is also a director of Sonic Solutions, Inc., Novato, California.

   Mr. Sondker has served as President and Chief Executive Officer of the Company since August 1995. Previously, he was President and Chief Executive Officer of Independence One Bank of California from October 1990 until June 1995.

   Mr. Winchell is General Partner of Fremont Ventures, LLC, a venture investment group since 1998. From 1996 until 1998, he was the Managing Director of Generation Ventures, LLC, a venture investment group. In 1996, Mr. Winchell served as Chief Executive Officer of Kleer-Vu Industries and previously he was a General Partner of the Channel Investment Group.

   Mr. Krauss is an attorney and serves as of counsel to Kutak Rock, a national law firm headquartered in Omaha, Nebraska. Mr. Krauss has practiced law with Kutak Rock since 1972 and served as managing partner of the firm from 1983 to 1993. In 1996, Mr. Krauss became an independent business consultant to America First Companies. Mr Krauss also serves as a director of Gateway 2000, Inc., a computer manufacturing firm, and of America First Mortgage Investments, Inc.

   Mr. McKean has served as Chairman of the Board of the Company since January 1994. Mr. McKean is the President of John R. McKean & Co. (CPAs), San Francisco, California.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND COMPENSATION

   MEETINGS. Meetings of the Company's Board of Directors are generally held quarterly. The Board of Directors of the Company held nine meetings during the fiscal year ended December 31, 1999. During 1999, no incumbent director of the Company attended fewer than 75% of the total number of meetings held by the Company's Board of Directors while he or she was a director and by all committees of the Board of Directors of the Company on which he or she served during the period that he or she was a member.

   FEES. Prior to April 1, 1999, directors' fees were paid to non-employee directors, other than the Chairman of the Board, as follows: a retainer of $1,800 per month; a fee of $1,000 per Board meeting attended, or $500 in the case of telephonic meetings attended; a fee of $750 per committee meeting attended, or $500 in the case of telephonic meetings attended; and an additional fee of $333 per month for the Chairman of the Audit Committee and $200 per month for the Chairman of each other committee. Directors Collins, Foster, and McKean also served as directors of the Bank and, except for Mr. McKean, received the same fees for attending meetings of the Bank's Board. Only one fee for attendance at Board meetings of the Bank and the Company was paid when meetings of the Bank and Company Boards were held on the same day. Mr. McKean, the Chairman of the Board, was paid a director's retainer of $1,800 per month, plus a Chairman's retainer of $5,000 per month and a fee of

$3,000 per month for all meetings of the Company's Board and of the Bank's Board that he attended, except when the meetings were held on the same day, in which case only one fee was paid.

   Effective April 1, 1999, the directors' fees for non-employee directors, other than the Chairman of the Board, were changed as follows: a monthly retainer of $2,000 if the person is a director of the Company but not the Bank, and a monthly retainer of $2,500 if the person is a director of both the Company and the Bank; a fee of $1,500 per Board meeting attended, or $1,000 in the case of telephonic meetings attended; and a fee of $1,000 per committee meeting attended, or $500 in the case of telephonic meetings attended, plus $400 per committee meeting for the Chairman of the Audit Committee and $250 per committee meeting for the Chairman of each other committee. No fee is paid for attendance at any committee meeting held on the same day as a Board meeting, except that committee Chairman fees are paid regardless of whether the committee meeting is held on the same day as a Board meeting. Directors Collins and Foster receive the same new attendance fees for attending meetings of the Bank's Board of Directors. The Chairman of the Board's fees have remained the same, except that his director's retainer increased from $1,800 per month to $2,500 per month and he receives $1,500 per Board meeting attended, or $1,000 in the case of telephonic meetings attended. He also receives $1,000 per Company or Bank Committee meeting attended, or $500 in the case of telephonic committee meetings attended. As was the case prior to April 1, 1999, only one fee for attendance at Board meetings of the Bank and the Company is paid when meetings of the Bank and Company Boards are held on the same day.

   STOCK OPTION AWARDS. On January 29, 1999, options to purchase 4,000 shares of the Company's common stock at an exercise price of $18.50 per share were granted to each of Directors Collins and Foster. Options to purchase 5,000 shares of the Company's common stock at the exercise price of $18.50 were granted to each of Directors Greber, Winchell, Krauss, and McKean. The options became exercisable in full on July 29, 1999 and will expire on January 29, 2009.

   Information regarding stock options granted to Director Sondker, the President and Chief Executive Officer of the Company, and to Director Knyal, the President of BVFMAC, is contained elsewhere in this Proxy Statement in the table captioned "Option Grants in Last Fiscal Year."

   STOCK IN LIEU OF CASH COMPENSATION PLAN. In 1996, the Company and the Bank adopted the Stock in Lieu of Cash Compensation Plan for Non-Employee Directors (the "Stock in Lieu of Cash Plan"). The Stock in Lieu of Cash Plan provides for the deferral of director fees earned by non-employee directors of the Bank in the form of Stock Units ("Stock Units") which are credited to accounts maintained for the non-employee directors ("Stock Unit Accounts"). At least 20% of the fees paid to non-employee directors must be converted into Stock Units, and non-employee directors may elect to have up to 100% of their fees converted. The number of Stock Units per fee deferral is determined by dividing the amount of fees deferred by the fair market value per share of the Company common stock on the deferral date.

   Each non-employee director has credited to his or her Stock Unit Account an additional number of Stock Units to reflect cash dividends paid with respect to Company common stock. The number of Stock Units is determined by multiplying the amount of the dividend per share by the number of Stock Units held in the non-employee director's Stock Unit Account on the dividend record date. Each Stock Unit Account will be settled as soon as practicable following the non-employee director's termination of service as a director, for any reason, by delivering to the non-employee director (or his beneficiary) the number of shares of Company common stock equal to the number of whole Stock Units then credited to the non-employee director's Stock Unit Account. The non-employee director may elect to have such shares delivered in substantially equal annual installments over a period not to exceed ten years; in the absence of such an election, all of such shares will be delivered on the settlement date.

   AMENDED OUTSIDE DIRECTORS' RETIREMENT PLAN. The Bank maintains the Amended Outside Directors' Retirement Plan (the "Retirement Plan") for non-employee directors who retire from the Bank's Board of Directors with at least three years of service on the Board and who were elected to the Bank's Board of Directors prior to 1996. Only Directors McKean, Collins and Foster are eligible participants in the Retirement

Plan. Pursuant to the Retirement Plan, the present values of the vested accrued benefits as of May 23, 1996 of each participant were contributed by the Bank in cash to a grantor trust administered by a third-party trustee. The cash was then invested by the trustee in shares of Company common stock purchased on the open market, which have been allocated to accounts maintained by the trustee for the Retirement Plan participants.

   The Retirement Plan provides that, in general, upon the termination of a participant's service as a director of the Bank (and the Company, if the participant also serves as a director of the Company) prior to a change in control of the Company or the Bank, the shares of Company common stock allocated to the participant's account will be distributed in ten installments, with the first installment being made within 30 days after termination of service and each subsequent installment being made annually thereafter (the "normal form of payment"). A participant may elect, within 15 days after termination of service, to instead have the shares of stock allocated to his account sold by the trustee and receive the proceeds in cash, paid in ten installments, with the first installment being paid within 30 days after termination of service and each subsequent installment being paid annually thereafter (the "cash installment form of payment"). The cash proceeds not immediately distributed would be invested in permissible investments with the participant entitled to any earnings on such investments up to a specified amount. If a participant's service is terminated in connection with or after a change in control, the participant will automatically receive the cash installment form of payment, unless the Board of Directors of the Bank determines prior to the change in control to require the trustee to make a single, lump-sum cash payment of the value of each participant's account balance immediately after such a termination of service. A participant whose service terminates before a change in control and who begins receiving the normal form of payment will, in the event of a change of control, thereafter receive the cash installment form of payment for the remaining value of his or her account.

   COMMITTEES. Set forth below is information regarding the Audit, Compensation and Benefits and Nominating Committees. There is also a Stock Option Committee, the members of which are Directors Collins, Greber and McKean.

   The Audit Committee reviews audit and regulatory reports and related matters to ensure effective compliance by the Company and the Bank with regulatory and internal policies and procedures. Directors McKean, Collins and Winchell are members of this Committee. The Audit Committee held nine meetings during 1999.

   The Compensation and Benefits Committee is responsible for review and recommendations for approval by the Board of senior officers' salaries, other compensation and benefit programs and Board of Directors and committee fees. The current members of the Compensation and Benefits Committee are Directors Collins, Greber and McKean. The Committee held five meetings during 1999.

   The Nominating Committee of the Company is responsible for nominating persons to serve on the Board of Directors of the Company and as Chairman of the Board. Directors Foster, McKean and Sondker are members of this Committee. The Committee did not meet during 1999. While the Nominating Committee will consider nominees recommended by stockholders, the Committee has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company not less than 60 nor more than 90 days before the date of the annual meeting, except that if less than 70 days' notice or prior disclosure of the date of the meeting is given or made to stockholders, nominations must be delivered no later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made.

EXECUTIVE COMPENSATION

   The following table sets forth information concerning the compensation for services in all capacities to the Company for the years indicated of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company during fiscal 1999 (the "named officers").

                          SUMMARY COMPENSATION TABLE

                              Annual Compensation          Long Term Compensation
                             ----------------------    ------------------------------
                                                              Awards         Payouts
                                                       --------------------- --------
                              Annual Compensation      Restricted   Shares     LTIP
                             ----------------------      Stock    Underlying Payouts   All Other
Name and Principal Position  Year  Salary   Bonus       Award(s)  Options(1)   ($)    Compensation
---------------------------  ---- -------- --------    ---------- ---------- -------- ------------
Edward H. Sondker..........  1999 $412,500 $255,000       --        40,000        --    $11,938(2)
President and Chief          1998  375,000  100,000       --        50,000        --     20,045(2)
Executive Officer            1997  300,000  150,000       --        30,000   $702,881    18,339(2)

David A. Heaberlin.........  1999 $315,000 $165,000       --        30,000        --    $12,315(3)
Executive Vice President     1998  287,500   75,000       --        30,000        --     16,108(3)
and President, Bay View Bank 1997  230,833  117,500       --        30,000   $372,862    13,277(3)

Matthew L. Carpenter(4)....  1999 $177,083 $116,781       --         5,000        --    $18,949(5)
President and Chief          1998  153,750   82,688       --         7,500        --     25,115(5)
Executive Officer, Bay View  1997  118,750   30,000       --        30,000        --     10,532(5)
Commercial Finance Group

Scott H. Ray(6)............  1999 $185,000 $ 76,000       --        10,000        --    $59,549(7)
Exececutice Vice President   1998  142,500   36,000       --        30,000        --     27,861(7)
and Chief Financial Officer

Wayne L. Knyal.............  1999 $ 66,667 $682,000(8)    --        75,000        --    $ 5,200(9)
President, Bay View
Franchise Mortgage
Acceptance Company

--------
(1) Options granted prior to June 2, 1997 have been adjusted for the two-for-one stock split in the form of a 100% stock dividend paid on such date.

(2) 1999: matching contribution to Mr. Sondker's account in the Bank's 401(k)Plan, $7,200; life insurance premium, $2,592; split dollar life insurance premium, $2,145; cancellation of 30,000 options in November, 1999 in exchange for $1. The value of the allocation to Mr. Sondker's Employee Stock Ownership Plan("ESOP") account for 1999 is not yet available.

    1998: matching contribution to Mr. Sondker's account in the Bank's 401(k)Plan, $5,550; life insurance premium, $120; split dollar life insurance premium, $1,941; executive physical, $2,576; allocation to Mr. Sondker's account in the Company's ESOP, $9,858.

    1997: matching contribution to Mr. Sondker's account in the Bank's 401(k) Plan, $4,800; life insurance premium, $4,260; split dollar life insurance premium, $3,440; allocation to Mr. Sondker's account in the Company's ESOP, $5,839.

(3) 1999: matching contribution to Mr. Heaberlin's account in the Bank's 401(k) Plan, $7,200; life insurance premium, $2,592; split dollar life insurance premium, $1,491; executive physical, $1,032. The value of the allocation to Mr. Heaberlin's ESOP account for 1999 is not yet available.

    1998: matching contribution to Mr.Heaberlin's account in the Bank's 401(k) Plan, $4,800; life insurance premium, $73; split dollar life insurance premium, $1,377; allocation to Mr. Heaberlin's account in the ESOP, $9,858.

    1997: matching contribution to Mr. Heaberlin's account in the Bank's 401(k) Plan, $4,800; life insurance premium, $73; split dollar life insurance premium, $2,565; allocation to Mr. Heaberlin's account in the ESOP, $5,839.

(4) Mr. Carpenter joined the Company on March 17, 1997 in connection with the Company's acquisition of Bay View Commercial Finance Group (formerly known as Concord Growth Corporation).

(5) 1999: matching contribution to Mr. Carpenter's account in the Bank's 401(k) Plan, $9,600; life insurance premium, $1,814; automobile allowance, $6,000; executive physical $1,535. The value of the allocation to Mr. Carpenter's ESOP account for 1999 is not yet available.

    1998: matching contribution to Mr. Carpenter's account in the Bank's 401(k) Plan, $9,225; life insurance premium, $32; automobile allowance, $6,000; allocation to Mr. Carpenter's account in the ESOP, $9,858.

    1997: matching contribution to Mr. Carpenter's account in the Bank's 401(k) Plan, $4,500; life insurance premium, $32; automobile allowance, $6,000.

(6) Mr. Ray joined the Company on March 16, 1998.

(7) 1999: matching contribution to Mr. Ray's account in the Bank's 401(k) Plan, $2,875; life insurance premium, $2,074; cancellation of 20,000 options in exchange for $54,600.

    1998: Sign-on bonus, $27,634; life insurance premium $227.

(8) Mr. Knyal joined the Company on November 1, 1999. Pursuant to his employment contract, he was paid a $682,000 bonus for 1999.

(9) 1999: car allowance, $2,000; matching contribution to Mr. Knyal's 401K account $3,200.

   The following table sets forth certain information concerning grants of stock options pursuant to the 1995 Stock Option Plan to the named officers in 1999. No stock appreciation rights ("SARs") were granted in 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     Individual Grants
                         ------------------------------------------
                                                                    Potential Realizable
                                     % of Total                       Value At Assumed
                         Number of    Options                       Annual Rates of Stock
                           Shares    Granted to   Per                Price Appreciation
                         Underlying  Employees   Share                 for Option Term
                          Options    in Fiscal  Exercise Expiration ---------------------
                          Granted       Year     Price      Date       5%         10%
                         ----------  ---------- -------- ---------- ---------------------
Edward H. Sondker.......   40,000(1)    3.30%   $18.8125  6/29/09   $ 473,243 $ 1,199,292
                           28,000(2)    1.50     19.5313  6/30/04     151,092     333,877

David A. Heaberlin......   30,000(1)    2.47     18.8125  6/29/09     354,932     899,469
                           20,000(2)    1.50     19.5313  6/30/04     107,923     238,481

Matthew L. Carpenter....    3,500(3)    0.29     18.8125  6/29/09      41,409     104,938
                            1,500(4)    0.12     18.8125  6/29/09      17,747      44,973
                            5,000(2)    0.41     19.5313  6/30/04      26,981      59,620

Scott H. Ray............   10,000(1)    0.82     18.8125  6/29/09     118,311     299,823
                            4,000(2)    0.33     19.5313  6/30/04      21,585      47,696

Wayne L. Knyal..........   75,000(5)    5.98     13.8750  11/1/09     654,443   1,658,488

--------
(1) The vesting schedule of the option is as follows: 30% on June 29, 2000, 30% on June 29, 2001 and 40% on June 29, 2002.

(2) The option was granted on June 30, 1999 pursuant to the Company's 1998-2000 Performance Stock Plan (the "Performance Stock Plan") based upon Company performance and vested December 31, 1999 in accordance with the terms of the plan.

(3) The vesting schedule of the option is as follows: 1,500 on June 29, 2001, and 2,000 on June 29, 2002

(4)  The option will fully vest on June 29, 2000.

(5) The vesting schedule of the option is as follows: 30% on November 1, 2000, 30% on November 1, 2001 and 40% on November 1, 2002.

   The following table sets forth certain information concerning option exercises during the last fiscal year and the number and value of unexercised stock options at December 31, 1999 held by the named officers. None of the named officers held any SARs at December 31, 1999 or exercised any SARs during 1999.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT
                               DECEMBER 31, 1999

                                           Number of Shares        Value of Unexercised
                                        Underlying Unexercised    In-the-Money Options at
                    Shares                 Options at FY-End           FY-End ($)(1)
                   Acquired    Value   ------------------------- -------------------------
      Name        On Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
      ----        ----------- -------- ----------- ------------- ----------- -------------
Edward H.
 Sondker........      --        --       292,000      66,000         $ 0          $ 0
David A.
 Heaberlin......      --        --       181,000      49,000           0            0
Matthew L.
 Carpenter......      --        --        37,250      10,250           0            0
Scott H. Ray....      --        --         7,000      17,000           0            0
Wayne L. Knyal..      --        --             0      75,000          --            0

--------
(1) All option exercise prices exceeded the fair market value of $14.1875 of the underlying shares at December 31, 1999.

   The following table sets forth information concerning phantom stock units and stock options which will be awarded under the Company's 1998-2000 Performance Stock Plan and Supplemental Phantom Stock Unit Plan (the "Supplemental Plan") if certain performance criteria are met by the Company. For additional information regarding these potential awards, see the footnotes below and "Compensation Committee Report on Executive Compensation."

                   LONG-TERM INCENTIVE PLAN AWARDS REMAINING

                                                            Performance or Other
                                        Number of Shares,       Period Until
   Name                               Units or Other Rights Maturation or Payout
   ----                               --------------------- --------------------
   Edward H. Sondker.................        56,000(1)           1998-2000
                                             56,000(2)           1998-2000

   David A. Heaberlin................        40,000(3)           1998-2000
                                             40,000(4)           1998-2000

   Matthew L. Carpenter..............        10,000(5)           1998-2000
                                             10,000(6)           1998-2000

   Scott H. Ray......................         8,000(7)           1998-2000
                                              8,000(8)           1998-2000

--------
(1) Represents up to 56,000 phantom stock units and stock options to purchase up to 56,000 shares of Company common stock which will be awarded to Mr. Sondker under the Performance Stock Plan if the Company meets certain performance criteria.

(2) Represents up to 56,000 phantom stock units which will be awarded to Mr. Sondker under the Supplemental Plan if the Company meets certain performance criteria.

(3) Represents up to 40,000 phantom stock units and stock options to purchase up to 40,000 shares of Company common stock which will be awarded to Mr. Heaberlin under the Performance Stock Plan if the Company meets certain performance criteria.

(4) Represents up to 40,000 phantom stock units which will be awarded to Mr. Heaberlin under the Supplemental Plan if the Company meets certain performance criteria.

(5) Represents up to 10,000 phantom stock units and stock options to purchase up to 10,000 shares of Company common stock which will be awarded to Mr. Carpenter under the Performance Stock Plan if the Company meets certain performance criteria.

(6) Represents up to 10,000 phantom stock units which will be awarded to Mr. Carpenter under the Supplemental Plan if the Company meets certain performance criteria.

(7) Represents up to 8,000 phantom stock units and stock options to purchase up to 8,000 shares of Company common stock which will be awarded to Mr. Ray under the Performance Stock Plan if the Company meets certain performance criteria.

(8) Represents up to 8,000 phantom stock units which will be awarded to Mr. Ray under the Supplemental Plan if the Company meets certain performance criteria.

EMPLOYMENT CONTRACTS

   The Company has employment agreements with each of Messrs. Sondker, Heaberlin, Carpenter and Ray. Each agreement provides for an initial term of one year with automatic renewal for an additional year on each December 31 unless the Company or the executive gives prior written notice that the agreement is not to be renewed. The agreements provide for the payment of base salary as follows: Mr. Sondker $ 425,000 per annum; Mr. Heaberlin $ 330,000 per annum; Mr. Carpenter $ 185,000 per annum; and Mr. Ray $ 190,000 per annum. The agreements provide for base salary review on July 1 of each year. The Company also has an employment agreement with Mr. Knyal with an initial term expiring December 31, 2002, which provides for payment of a base salary of $400,000 per annum and a minimum annual bonus of $82,000 per year for 1999, 2000, and 2001 to be credited to the payment of Mr. Knyal's promissory note owed to the Company (outstanding balance $242,000 at December 31, 1999. See "Certain Transactions". The agreement also provides for a guaranteed additional bonus of $600,000 for 1999, and a target bonus of $600,000 for subsequent years during the term of the agreement. All of the contracts provide that salary increases are not guaranteed or automatic. The contracts also provide for participation in an equitable manner in employee benefits applicable to executive personnel.

   In the event of termination by the Company without cause, other than within 24 months after a change in control of the Company, Messers. Sondker, Heaberlin, Carpenter, and Ray would be entitled to receive a lump sum severance payment of 18 months' salary, and Mr. Knyal would be entitled to receive a severance payment of 18 months' salary plus his target bonus of $600,000. Upon a change in control of the Company followed within 24 months by the involuntary termination of an executive (including the executive's relocation or a reduction in benefits or responsibilities) without cause, the executive would be entitled to a lump sum severance payment of 200% of annual salary plus target bonus.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation and Benefits Committee of the Board of Directors has furnished the following report on executive compensation:

             COMPENSATION PHILOSOPHY REGARDING EXECUTIVE OFFICERS

   The Compensation and Benefits Committee (the "Committee") of the Board of Directors is responsible for supervising and approving the compensation and benefits of the executive officers of the Company. The Committee seeks to ensure that the compensation of senior executives is consistent with the overall performance goals of the Company. In executing its responsibilities, the Committee considers the three components of compensation for executive officers: (1) base salary; (2) annual incentives; and (3) long-term incentives. The underlying goal of corporate compensation is to tie the executive's compensation to performance of the Company as a whole, and to achievement of individual objectives. This goal is implemented by weighing the two variable compensation components, namely, annual and long term incentives, more heavily than base salary. Compensation levels for base salary are intended to be competitive at the market median. Executives can attain total compensation at above market levels by accomplishing their individual goals at the same time that the Company has achieved stated corporate goals.

   In 1999, the Committee retained the services of Strategic Compensation Associates ("SCA"), an independent compensation consulting firm, to competitively assess the Company's executive compensation programs and make appropriate recommendations in accordance with the Committee's pay-for-performance philosophy. SCA compiled a composite group of peer institutions and analyzed peer group compensation data from proxy statements, financial data, annual reports and published surveys; pay data was appropriately adjusted to compare with the Company's size. SCA derived market consensus levels of total compensation for each executive position of the Company based on experience, responsibilities and scope of duties, and made recommendations as to appropriate base salary and target annual and long-term incentive compensation levels. Based on SCA's recommendations, the Committee made certain changes to existing salary levels for executive officers of the Company in July 1999, such that base salaries were generally set at market consensus levels for each position. The Chairman of the Board of each of the respective subsidiaries made determinations for salary levels for executive officers of those subsidiaries, also based on peer data comparison provided by SCA. Ranges for target long-term compensation for each executive position were also established by the Committee based on SCA's recommendations.

   Incentive and bonus programs for executive officers have been utilized by the Company for many years. Annual incentive plans for the executive officers measure performance based upon (1) the creation of shareholder value as reflected in certain financial measurements, (2) business unit performance; and (3) individual performance, as measured against goals and objectives in the Company's business plan. The annual incentive plans for executive officers have required that certain thresholds of corporate performance and regulatory ratings be met prior to an executive being entitled to an incentive payment.

   The 1999 Annual Senior Management Incentive Plan (the "1999 Plan") for the executive officers of the Company and the Bank contained certain corporate goals which were required to be met prior to any officer becoming eligible for a bonus. These thresholds were net income of the Company and, for officers of the Bank only, regulatory examination results, including a satisfactory Community Reinvestment Act ("CRA") rating. The Company's net income threshold calculated in accordance with terms of the 1999 Plan resulted in a maximum payment of 100% of target bonus award levels to Company officers. Production subsidiary units, such as Bay View Commercial Finance Group, were required to meet performance targets based on production levels, asset quality and expense control, and such goals were met. Consequently, the named officers were entitled to payments under the 1999 Plan as follows: Edward Sondker, $255,000; David Heaberlin, $165,000; Matthew Carpenter, $116,781; and Scott Ray, $76,000. The bonus payments to the named officers under the 1999 Plan totaled $612,781. Mr. Knyal was entitled to a bonus of $682,000 for 1999 under the terms of his employment agreement.

   In January 1998, the Committee approved a new long-term incentive plan (the "Performance Stock Plan") designed by SCA to complement the Company's existing stock option program through which awards are contingent on the achievement of specific performance measures as set forth in the Performance Stock Plan. The Performance Stock Plan was submitted to and approved by the Company's shareholders at the May 1998 annual stockholders' meeting. In December 1998, the Committee approved a Supplemental Phantom Stock Unit Plan (the "Supplemental Plan"), which was ratified by the Board in January 1999 (the Performance Stock Plan and the Supplemental Plan are referred to collectively as the "Long-term Incentive Plan"). The Committee believes that the Long-term Incentive Plan's design will focus participants on performance measures that will lead to the creation of value for the Company's stockholders while providing the participants with the opportunity to earn rewards commensurate with performance and the creation of stockholder value. Under the terms of the Long-term Incentive Plan, awards are not earned unless and until certain corporate performance measurements have been achieved. The Plan is divided into three award tranches, with each tranche requiring the simultaneous achievement of a minimum level of performance of net interest margin, tangible core return on equity and transaction account mix. Upon achievement of all criteria for each tranche, participants earn (1) phantom stock units ("PSUs") from the Performance Stock Plan which are immediately converted to cash based on the stock price appreciation from $36.25 (the market value of the common stock on January 1, 1998) to the market price on the last day of the quarter in which the award is earned, (2) stock options with a grant price equal to the market value of the common stock on the last day of the quarter with a 6 month vesting and 5 year term, and (3) PSUs from the Supplemental Plan which are immediately converted to cash based on the stock price appreciation from $21.00 (the market price of the common stock on December 7, 1998, the "base price") to the market price on the last day of the quarter in which the award is earned but not to exceed $36.25. The award grants to each of the named officers who participate in the Performance Stock Plan upon achievement of all criteria in each tranche are as follows: Edward Sondker, 28,000 PSUs and 28,000 options per tranche from the Performance Stock Plan and 28,000 PSUs per tranche from the Supplemental Plan; David Heaberlin, 20,000 PSUs and 20,000 options per tranche from the Performance Stock Plan and 20,000 PSUs per tranche from the Supplemental Plan; Scott Ray, 4,000 PSUs and 4,000 options per tranche from the Performance Stock Plan and 4,000 PSUs per tranche from the Supplemental Plan; and Matthew Carpenter, 5,000 PSUs and 5,000 options per tranche from the Performance Stock Plan and 5,000 PSUs per tranche from the Supplemental Plan. On June 30, 1999, the performance criteria of the first tranche were achieved, resulting in the grant of stock options to the following named officers in accordance with the terms of the Plan: Mr. Sondker 28,000; Mr. Heaberlin 20,000; Mr. Ray 4,000; Mr. Carpenter 5,000. The options vested on December 30, 1999. There was no cash payment resulting from the PSU's because the stock price at June 30, 1999 was below the $21.00 base price.

   The Committee considers the grant of stock options to executive officers to be an important component of long-term compensation. In 1999, options were granted to the named executive officers other than pursuant to the Performance Stock Plan as follows: Mr. Sondker, 40,000 shares; Mr. Heaberlin, 30,000 shares; Mr. Ray, 10,000 shares; and Mr. Carpenter, 5,000 shares. The grants were based on the Committee's recognition of the exceptional performance of the named individuals, their leadership skills and their ability to affect the results of the Company, and most importantly, the importance of retaining the named individuals because of their impact on the future success of the Company.

   During 1997, the Company established split-dollar life insurance policies for Messrs. Sondker and Heaberlin. The policies were funded by the tax-free conversion of the cash surrender value of existing policies that no longer served a valid purpose. The new policies are owned by the executives but provide for an assignment back to the Company of the amount contributed by the Company. The assignment would be terminated upon a change in control of the Company.

                               CEO COMPENSATION

   Edward H. Sondker commenced employment as the Company's President and Chief Executive Officer on August 1, 1995. Mr. Sondker's base salary was set at $425,000 effective July 1, 1999, as a result of recommendations made by SCA and in accordance with the Committee's philosophy of setting base salary at peer market average for a comparable position. Mr. Sondker's total compensation package includes: (1) the aforementioned base salary; (2) annual incentive target award of 60% of annual base salary based upon achievement of agreed-upon 1999 performance goals; (3) long-term compensation consisting of options to purchase 358,000 shares of Bay View common stock (representing cumulative grants since his date of hire) vesting over three years; (4) PSUs and options, if earned, under the Long-term Incentive Plan (5) the split-dollar life insurance policy described above; and (6) a one year employment contract. On January 1, 2000, Mr. Sondker's employment agreement (described elsewhere in this Proxy Statement) was renewed for an additional one year term. Mr. Sondker received an annual incentive award in the amount of $255,000, which represented 60% of his base salary as of December 31, 1999, for achieving corporate and individual performance goals in accordance with the terms of the 1999 Plan. The Committee is satisfied that Mr. Sondker's total compensation package is reasonable and will continue to achieve the aforementioned goals of the Committee regarding executive compensation.

                             EMPLOYMENT CONTRACTS

   A more detailed description of the employment contracts with the named officers is contained elsewhere in this Proxy Statement.

                    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

   Federal tax laws limit the deduction a publicly-held company is allowed for compensation paid to its chief executive officer and its four most highly compensated executive officers. Generally, amounts in excess of $1 million (other than performance-based compensation) paid in any tax year to a covered executive cannot be deducted. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

   The foregoing report is furnished by Ms. Collins (Chairperson) and Messrs. McKean and Greber.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

   The line graph below compares the cumulative total stockholder return on the Company's common stock to the cumulative total return of the Dow Jones Global-U.S. Index, Dow Jones Savings and Loan Index*, and Dow Jones Bank Index for the period December 31, 1994 through December 31, 1999. The graph assumes that $100 was invested on December 31, 1994 and that all dividends were reinvested.

                   [GRAPHIC: LINE GRAPH PLOTTED AS FOLLOWS:]

                            CUMULATIVE TOTAL RETURN
     BAY VIEW CAPITAL CORPORATION, DOW JONES GLOBAL-U.S. INDEX, DOW JONES
          SAVINGS AND LOAN INDEX AND DOW JONES BANKS U.S. (ALL) INDEX

                                   12/30/94    12/29/95    12/31/96    12/31/97    12/31/98    12/31/99
                                   --------    --------    --------    --------    --------    --------
Bay View                              100       153.94      233.16      405.26      245.72      164.42
Global-U.S. Index                     100       137.67      169.39      226.91      291.91      351.37
S&L Index                             100       166.01      207.28      360.78      340.53      254.56
Dow Jones Banks U.S. (All) Index      100       160.45      226.60      337.32      365.16      321.46

-------
* The Company became a bank holding company and ceased to be a savings and loan holding company upon the Bank's conversion from a federal savings bank to a national bank on March 1, 1999.

CERTAIN TRANSACTIONS

   We do not make loans to directors and executive officers. At December 31, 1999, there was a promissory note with an outstanding principal balance of $242,000 owed by Mr. Knyal to the Company. The original principal balance of the loan was $410,000 and the balance as of the date of this proxy is approximately $160,000. The loan will be fully repaid in 2002 pursuant to the terms of Mr. Knyal's employment agreement, described above. The loan was made to facilitate an FMAC corporate restructuring in 1995. The interest rate on the loan was established at the time it was made at a market rate.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

   To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met.

                                   AUDITORS

   On April 29, 1998, we decided to replace Deloitte & Touche LLP as our independent auditors. The decision to replace Deloitte & Touche LLP was approved by the Audit Committee of the Board of Directors. The audit reports of Deloitte & Touche LLP on our consolidated financial statements as of and for the years ended December 31, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits for the fiscal years ended December 31, 1997 and 1996 and through April 29, 1998, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

   On May 12, 1998, we engaged KPMG LLP as our independent auditors for the fiscal year ended December 31, 1998. The decision to engage KPMG LLP was approved by the Audit Committee of the Board of Directors. The Board of Directors appointed KPMG LLP to be our auditors for the fiscal year ending December 31, 1999 and has continued their engagement for the fiscal year ending December 31, 2000. Representatives of KPMG LLP are expected to attend the Meeting to respond to appropriate questions and make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

   In order to be eligible for inclusion in our proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at that meeting must be received at our main office, 1840 Gateway Drive, San Mateo, California 94404, no later than November 27, 2000. Any such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether included in our proxy materials), our Certificate of Incorporation and Bylaws and Delaware law. Under the proxy rules, in the event we receive notice of a stockholder proposal to take action at the next annual meeting that is not submitted for inclusion in the our proxy materials, or is submitted for inclusion but is properly excluded from our proxy materials, the persons named in the form of proxy sent by us to our stockholders intend to exercise their discretion to vote on such proposal in accordance with their best judgment if notice of the proposal is not received at our administrative office by the Deadline (as defined below). Our Bylaws provide that if notice of a stockholder proposal to take action at the next annual meeting is not received at our main office by the Deadline, such proposal will not be recognized as a matter proper for submission to our stockholders and will not be eligible for presentation at the meeting. The "Deadline" means the date that is not less than 60 nor more than 90 days prior to the date of the next annual meeting; however, in the event that less than 70 days notice or prior public disclosure (such as the filing of a Current Report on Form 8-K with the SEC) of the date of the next annual meeting is given or made to stockholders, the "Deadline" means the close of business on the tenth day following the earlier of the day on which notice of the meeting was first mailed or public announcement of the date of the meeting was first made.

                                 OTHER MATTERS

   The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors and officers of the Company and regular employees of the Company and its subsidiaries may solicit proxies personally or by telegraph or telephone, without additional compensation. We have retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies, for a fee estimated to be approximately $5,000 plus reasonable out-of-pocket expenses.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Douglas J. Wallis
                                          Douglas J. Wallis
                                          Secretary

San Mateo, California
March 31, 2000

                         BAY VIEW CAPITAL CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                                April 27, 2000

  The undersigned hereby appoints the Board of Directors of Bay View Capital Corporation (the "Company"), with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at Bay View's main offices located at 1840 Gateway Drive, San Mateo, California, on April 27, 2000 at 1:00 p.m., local time, and at any and all adjournments and postponements thereof, as indicated on the reverse side.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of the Board of Directors to act as attorney or proxy for the undersigned shall be deemed terminated and of no further force and effect.

                 (Continued and to be SIGNED on Reverse Side)

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                     Please mark
                                                                [X]  your votes
                                                                       as this

      The Board of Directors recommends a vote "FOR" the election of the nominees listed below.

 The election as directors of all three nominees                VOTE    FOR ALL      In its discretion, the Board of Directors,
 listed below (except as marked to the contrary)         FOR  WITHHELD  EXCEPT       as proxy for the undersigned, is authorized
                                                          [_]    [_]      [_]        to vote on any other business that may
 INSTRUCTION: To vote for all nominees, mark the box                                 properly come before the Meeting or any
 "FOR" with an "X." To withhold your vote for all                                    adjournment or postponement thereof.
 nominees, mark the box "VOTE WITHHELD" with an "X."
 To withhold your vote for one or more nominees but                                  The undersigned acknowledges receipt from
 not all nominees, mark the box "FOR ALL EXCEPT" with                                the Company, prior to the execution of this
 an "X" and strike a line through the name(s) of the                                 proxy, of notice of the Meeting, a Proxy
 nominee(s) below for whom you wish to withhold your                                 Statement and an Annual Re-port to
 vote.                                                                               Stockholders.

                   PAULA R. COLLINS, THOMAS M. FOSTER                                Dated: ______________________________ , 2000
                             WAYNE L. KNYAL
                                                                                     Signature of Stockholder ___________________
   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED ABOVE. IF ANY OTHER          Signature of Stockholder ___________________
BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A
MAJORITY OF THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME,      Please sign exactly as your name(s)
THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE             appear(s) to the left. When signing as
MEETING.                                                                             attorney, executor, administrator, trustee
                                                                                     or guardian, please give your full title.
                                                                                     If shares are held jointly, each holder
                                                                                     should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

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                             FOLD AND DETACH HERE